EXHIBIT 99.1

                                VOTING AGREEMENT

THIS VOTING AGREEMENT ("AGREEMENT") is made and entered into as of June 26, 2014 by and among InterMetro Communications, Inc., a Nevada corporation ("COMPANY"), Mr. Charles Rice in his capacity as a shareholder of the Company ("RICE"), and Douglas L. Benson ("SUBSCRIBER").

            WHEREAS, the Subscriber is purchasing shares of Series B preferred stock ("Series B Preferred") of the Company in accordance with subscription documents even date herewith (the "SUBSCRIPTION").

            WHEREAS, the Certificate of Designation that governs the Series B Preferred provides, among other things, that the Subscriber's shares of Series B Preferred may in certain circumstances be converted into shares of Common Stock and, in addition, certain warrants received in connection with the Subscription are convertible into shares of Common Stock (together, such shares of Common Stock are the "SUBJECT SHARES");

            WHEREAS, Subscriber and Rice desire to enter into this Agreement regarding the voting of the Subject Shares upon the issuance of any such securities in accordance with the terms of the Certificate of Designation and the Subscription; and

            WHEREAS, the Company and Rice desire Subscriber to enter into this Agreement to promote stability between the Company and its shareholders, and Subscriber agrees that such purpose is in the best interests of the Company and its shareholders; NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. AGREEMENT TO VOTE SHARES.

                  (a) Subject to the terms hereof, Subscriber agrees that upon issuance of any Subject Shares to it, during the term of this Agreement, at any and all meetings of shareholders of the Company, or at any adjournment thereof or in any other circumstances upon which a vote (including consents pursuant to applicable law), agreement or other approval of shareholders is sought, Subscriber shall vote (or cause to be voted) all of the Subject Shares owned by Subscriber and shall otherwise consent and agree in such manner as may be directed by Rice, in his sole and absolute discretion, including without limitation to elect individuals to the Company's Board of Directors (whether at any annual election of the Board of Directors, in connection with filling any vacancy as a result of any termination, removal or resignation of any member of the board of Directors or otherwise).

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                  (b) In  furtherance of the covenants set forth in Section 1(a)
hereof, Subscriber agrees, upon executing this Agreement, to deliver to the Company and Rice a proxy authorizing the Subject Shares to be voted in accordance with Section 1(a) of this Agreement in the form attached as EXHIBIT A hereto. Subscriber agrees that no further proxy is required to be executed in connection with Rice's representing the Subject Shares and voting of any matter with respect thereto. To the extent requested by Rice and/or the Company, Subscriber from time to time will provide such further proxies requested by Rice and/or the Company as may be necessary to effectuate the intent of Section 1(a), including but not limited to any proxies with respect to securities that constitute Subject Shares other than the common stock of the Company.

                  (c) The parties hereto authorize and direct the Secretary of the Company to mark any certificates representing Subject Shares with a legend referencing the restrictions contained herein, such legend to remain until this Agreement terminates or the Subject Shares are sold in a Bona Fide Sale as described in Section 2 below. In such event, the Company shall, upon Subscriber's submission of the certificate or certificates representing the Subject Shares no longer subject to this Agreement, promptly issue and deliver to the Subscriber, or cause its transfer agent to issue and deliver, a new certificate or certificates representing such Subject Shares without the legend described in this Section 1(c).

         2. TERM AND SCOPE OF AGREEMENT. This Agreement shall remain in full force and effect so long as, and to the extent that such Subject Shares are held by Subscriber or an affiliate of Subscriber or a transferee of Subscriber (except as set forth below). This Agreement is irrevocable by Subscriber. At such time as any Subject Shares are sold by Subscriber into the public market or to any person or entity that is not an "affiliate" of Subscriber (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended, and including without limitation any family member(s) of affiliates of Subscriber) (a "BONA FIDE SALE"), and Subscriber provides a certification, that is reasonably satisfactory to the Company, confirming that such sale is a Bona Fide Sale in accordance with the terms of this Agreement, then such sold security shall not be subject to the terms of this Agreement.

         3. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.



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         4. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable. This Agreement shall not be assignable without the written consent of all the parties hereto, except that the Company may assign, in its sole discretion, all or any of its rights,
interests   and   obligations   hereunder   to   any  of   its   affiliates   or
successors-in-interest,  and Rice's rights and obligations  under this Agreement
may  be  assigned  upon  his  death  to  his  executor,  administrator,   and/or
successors.

         5. ENTIRE AGREEMENT. The parties agree that the Recitals are true and correct and are incorporated as a part of this Agreement. This Agreement, together with the other agreements referenced herein, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, representations, warranties, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

         6. ATTORNEYS' FEES. The parties hereto agree that the prevailing party in any action brought to enforce any of the terms and provisions of this Agreement shall be entitled to its reasonable attorneys' fees and costs incurred in connection with the action.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada applicable to contracts executed and fully performed within the State of Nevada, without regard to the conflicts of laws provisions thereof.

         8. JURISDICTION; WAIVER OF VENUE. Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the County of Los Angeles, State of California (a "DESIGNATED Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Designated Court, and any claim that any such action or proceeding brought in any Designated Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of any Designated Court in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Designated Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

         9. NOTICES. All notices, requests and demands to or upon the respective hereto shall be given in writing, which shall include fax transmission and email with confirmed electronic receipt during normal business hours, and shall be deemed to have been duly given or made upon receipt by the receiving party. Such notices, requests and demands shall be given or made at the following addresses (or such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

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                  If to Rice or the Company:
                  InterMetro Communications
                  2685 Park Center Drive
                  Building A
                  Simi Valley, CA 93065
                  ATTN:  Charles Rice
                  Email: charles.rice@intermetro.net
                  Fax: 805.582.1006

                  With a copy to:
                  Riddell Williams P.S.
                  1001 Fourth Avenue, Suite 4500
                  Seattle, WA 98154-1192
                  ATTN: Daniel Friedberg
                  Email: dfriedberg@Riddellwilliams.com
                  Fax: 206.389.1708

                  If to Subscriber:

                  ---------------------------------------
                  ---------------------------------------
                  ATTN:  --------------------------------
                  Email: --------------------------------
                  Fax: ----------------------------------

                  With a copy to:

                  ---------------------------------------
                  ---------------------------------------
                  ---------------------------------------
                  ---------------------------------------
                  Fax: ----------------------------------


         10. SEVERABILITY. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

         11. WAIVER. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its



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rights under this Agreement or otherwise  shall not constitute a waiver of those rights.

         12. MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in counterparts and/or by facsimile or electronic signature, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         14. HEADINGS. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date set forth in the first paragraph hereof.


                        InterMetro Communications, Inc.,
                        a Nevada corporation ("COMPANY")

                        By:/s/ Charles Rice
                        -----------------------------------------
                        Name: Charles Rice
                        Title: CEO

                        CHARLES RICE

                        /s/ Charles Rice
                        -----------------------------------------
                        Charles Rice

                        [SUBSCRIBER]


                        By:/s/ Douglas L. Benson
                        -----------------------------------------
                        Name: Douglas L. Benson
                        Title:



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                                                                       EXHIBIT A


                            FORM OF IRREVOCABLE PROXY

            The undersigned is a party to the Voting Agreement, dated as of June 26, 2014 (the "VOTING AGREEMENT"), by and among InterMetro Communications, Inc., a Nevada corporation ("COMPANY"), Mr. Charles Rice in his capacity as a shareholder of the Company ("RICE"), and the undersigned.

            The undersigned hereby revokes any previous proxies previously granted with respect to any Subject Shares (as defined in the Voting Agreement) and appoints Rice, with full power of substitution and re-substitution, as attorney-in-fact and proxy of the undersigned to attend any and all meetings of shareholders (and any adjournments or postponements thereof) of the Company, solely to vote all Subject Shares (as defined in the Voting Agreement) in Rice's sole discretion.

            This proxy has been granted pursuant to Section 1 of the Voting Agreement. This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under applicable law, except that such proxy shall terminate upon the termination of the Voting Agreement.

            The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated:    June 26, 2014

                                           SUBSCRIBER'S NAME


                                           By: /s/ Douglas L. Benson
                                           ---------------------------------
                                           Name:  Douglas Benson
                                           Title:















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